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                                                       Exhibit B2
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                       NEES ENERGY, INC.
    Consolidated Statement of Income and Accumulated Deficit
                     (Thousands of Dollars)
           For the Twelve Months Ended March 31, 1999
               (Unaudited, Subject to Adjustment)

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
INCOME

  Revenue (1)                                            $237,052
                                                         --------
  Total income                                            237,052
                                                         --------


EXPENSES

  Operating expenses
     Cost of sales                                        213,994
     Depreciation                                           2,550
     Selling, general and administrative expenses          33,108
     Income tax                                            (4,182)
                                                         --------
  Total operating expenses                                245,470
                                                         --------

  Operating income (loss)                                  (8,418)

  Other income (expense), net                                 539
                                                         --------

Net income/(loss)                                          (7,879)

Accumulated deficit at beginning of period                          (14,459)
                                                         --------
Accumulated deficit at end of period                     $(22,338)
                                                         ========


(1) Represents revenue of subsidiary (AllEnergy Marketing Co., L.L.C.)

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